EXHIBIT 11.3
                            Schick Technologies, Inc.
                        Computation of Earnings Per Share

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
                                                                               Days            Weighted
                                                             Shares         Outstanding     Average Shares
                                                           ------------------------------- ---------------
Six months ended September 30, 1996
-----------------------------------
Shares outstanding at April 1, 1996                         7,052,870            182          7,052,870

Issuance of common stock upon conversion of notes
payable                                                        56,000            182             56,000
                                                               32,480            161             28,732
                                                               92,400             62             31,477
                                                              133,966             32             23,554
                                                               22,400             31              3,815
                                                               11,200             12                738

Issuance and sale of common stock                             424,953             62            144,764
                                                                2,800             56                862
                                                               42,442             32              7,462

Shares issued as placement fee in private placement             2,520             62                858
                                                                3,450             32                607

Cheap stock consideration for stock, stock options
and warrants issued during fiscal 1997                        871,026            120            574,303
                                                              539,927              6             17,800
                                                              538,396             24             70,997
                                                              391,054              1              2,149
                                                              371,199             19             38,752
                                                              361,272             12             23,819

Options outstanding                                            50,244            182             50,244
                                                                                            -----------

Weighted average shares outstanding                                                           8,129,803

Net loss for the six months ended September 30, 1996                                        $  (610,864)
                                                                                            -----------

Net loss per share                                                                          $     (0.08)
                                                                                            -----------
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